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                                                                    EXHIBIT 99.3

Press Release

         Pinnacle Airlines Corp. Prices Private Placement of Its Senior
                           Convertible Notes Due 2025

Memphis, Tenn. February 3, 2005. Pinnacle Airlines Corp. (NasdaqNM:PNCL - News) announced today that it has priced the private placement of $110 million of senior convertible notes due 2025. The private placement was conducted pursuant to Rule 144A under the Securities Act of 1933, as amended. The issuance of the notes is expected to close on February 8, 2005.

The notes will bear cash interest at an annual rate of 3.25%. The notes will be convertible at the option of the holder, only upon the occurrence of certain events, at a conversion rate of 75.6475 shares of common stock per $1,000 principal amount of notes, representing an initial conversion price of $13.22 per share and a 21.50% premium over the last reported sale price of Pinnacle's common stock on February 2, 2005 which was $10.88. Upon conversion, the Company shall pay the holder the conversion value in cash up to the $1,000 principal amount, any excess in cash, stock or both, at the Company's option. The Company may redeem all or a portion of the notes for cash at any time on or after the fifth anniversary of the issuance of the notes. In addition, holders may require the Company to purchase all or a portion of their notes on the 5th, 10th and 15th anniversaries of the issuance of the notes. In addition, upon specified change in control events, each holder will have the option, subject to certain rights, to require the Company to purchase all or any portion of such holder's notes at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the purchase date.

The Company has granted the initial purchasers a 30-day option to purchase up to an additional $11 million of notes.

The notes will be senior unsecured obligations and will rank equally with the Company's existing and future senior unsecured indebtedness.

The Company intends to use the net proceeds from the offering, together with cash on hand, to purchase an outstanding $120 million note payable to Northwest Airlines Inc. at a discounted purchase price of $101.6 million and to repay $5 million of borrowings outstanding under a revolving line of credit with Northwest Airlines Inc., together, in each case, with accrued and unpaid interest.

The notes were not, and the common stock issuable upon conversion of the notes will not be, registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to sell the notes.

Pinnacle Airlines, Inc. operates under the name Northwest Airlink and provides service to destinations in the United States and Canada. Pinnacle operates an all-jet fleet of Canadair 44 and 50-seat Regional Jets from Northwest hubs at Detroit, Memphis and Minneapolis-St. Paul. Pinnacle Airlines maintains its headquarters in Memphis, Tenn., and employs more than 3,200 People. For further information, please



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contact Philip Reed, Vice-President, Marketing at 901-348-4257, or visit our web-site at www.nwairlink.com.

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or on line from the Commission. Should one of more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

Contact:

   Contact:
   Philip Reed
   Vice-President, Marketing
   901-348-4257
   http://www.nwairlink.com.